EXHIBIT 5.1

Tel +1.713.758.2222  Fax 713.758.2346

May 7, 2018

Enable Midstream Partners, LP

One Leadership Square

211 North Robinson Avenue, Suite 150

Oklahoma City, Oklahoma 73102

Ladies and Gentlemen:

We have acted as counsel to Enable Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the United States Securities and Exchange Commission (the “Commission”) in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of:

(1) common units representing limited partner interests in the Partnership (the “Common Units”);

(2) preferred units representing limited partner interests in the Partnership (the “Preferred Units”); and

(3) senior debt securities, which may be issued in one or more separate series (the “Debt Securities”).

The Common Units, Preferred Units and Debt Securities are collectively referred to herein as the “Securities.” We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit.

We have examined the Registration Statement, including the Prospectus, the Indenture dated as of May 27, 2014, between the Partnership and U.S. Bank National Association, as trustee (the “Indenture”), incorporated by reference as an exhibit to the Registration Statement, the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership (as heretofore amended, the “Partnership Agreement”), the Certificate of Limited Partnership of the Partnership (the “Certificate”) filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act (the

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Taipei Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

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“DRULPA”) in connection with the formation of the Partnership and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

In connection with this opinion, we have assumed that:

(i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(ii) a prospectus supplement (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby;

(iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

(iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; and

(v) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon and subject to the foregoing, we are of the opinion that:

(1) With respect to the Common Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (ii) the Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor or provided for therein, then the Common Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 or 17-804 of the DRULPA and as described in the Prospectus and the applicable Prospectus Supplement).

(2) With respect to the Preferred Units, when (i) the Partnership has taken all necessary action to approve the issuance and terms of such Preferred Units, the terms of the

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offering thereof and related matters and (ii) the Preferred Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor or provided for therein, then the Preferred Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 or 17-804 of the DRULPA and as described in the Prospectus and the applicable Prospectus Supplement).

(3) With respect to the Debt Securities, when (i) the Partnership has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (ii) any supplemental indenture relating to the Debt Securities has been authorized, executed and delivered by the parties thereto with the terms of the Debt Securities having been set forth in such supplemental indenture; the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and (iii) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor or provided for therein, then the Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Partnership enforceable against the Partnership in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

The opinions expressed herein are qualified in the following respects:

(1) We have assumed, without independent verification, that the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units.

(2) We have assumed, without independent verification, that the certificates for the Preferred Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Preferred Units.

(3) We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

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(4) We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

(5) This opinion is limited in all respects to federal laws, the laws of the State of New York and the DRULPA.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.